Exhibit 5.1
October 25, 2011
Exterran Partners, L.P.
16666 Northchase Drive
Houston, Texas 77060
Ladies and Gentlemen:
     We have acted as counsel for Exterran Partners, L.P., a Delaware limited partnership (the “Partnership”), with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) to which this opinion is an exhibit. The Registration Statement relates to the registration by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale, from time to time, pursuant to Rule 415 under the Securities Act, for the account of the selling unitholder identified in the Registration Statement of:
(1)	12,495,391 common units representing limited partner interests in the Partnership (the “Common Units”), including 3,162,500 common units (the “Conversion Units”) that may be issued upon the conversion of 3,162,500 subordinated units (“Subordinated Units”) into Common Units on a one-for-one basis; and

(2)	3,162,500 Subordinated Units.
     The Common Units and the Subordinated Units are collectively referred to herein as the “Securities.” We have also participated in the preparation of the prospectus contained in the Registration Statement to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the prospectus.
     We have examined the Registration Statement, including the prospectus, the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”), the Certificate of Limited Partnership (as amended, the “Certificate”) filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act in connection with the formation of the Partnership, and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.

Vinson & Elkins LLP Attorneys at Law	First City Tower, 1001 Fannin Street, Suite 2500
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October 25, 2011 Page 2
     In connection with this opinion, we have assumed that:
(1)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(2)	a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(3)	all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(4)	a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; and

(5)	any Securities issuable upon conversion of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion.
     Based upon and subject to the foregoing, we are of the opinion that:
(1)	With respect to the Conversion Units, when the conditions set forth in the Partnership Agreement with respect to the conversion of the Subordinated Units have been met and such Conversion Units have been issued in accordance with the terms thereof, then the Conversion Units will be validly issued, fully paid and non-assessable.

(2)	The Common Units, other than the Conversion Units, have been validly issued and fully paid and are non-assessable.

(3)	The Subordinated Units have been validly issued and fully paid and are non-assessable.
     The opinions expressed herein are qualified in the following respects:
(1)	We have assumed, without independent verification, that the certificates for the Common Units and Subordinated Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units and the Subordinated Units, respectively.

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(2)	We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

(3)	This opinion is limited in all respects to the Delaware Revised Uniform Limited Partnership Act and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and of the United States.
     We hereby consent to the references to this firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.
Very truly yours,
/s/ VINSON & ELKINS L.L.P.
Vinson & Elkins L.L.P.